Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com
Press Release

Photronics Appoints Michelle Almeida to the Board of Directors

BROOKFIELD, Conn. January 7, 2026 Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in photomask technologies and solutions, announced today the appointment of Michelle Almeida to the company’s Board of Directors effective January 1, 2026. Ms. Almeida will serve as an independent director.

“Michelle brings strong leadership experience and a thoughtful, strategic perspective that will complement the skills and experience of our Board,” said George Macricostas, Chairman and CEO of Photronics. “We are pleased to welcome her to the Board as we continue to execute our long-term strategy.”

“I am delighted to join the Photronics Board of Directors,” said Ms. Almeida. “I look forward to working with the Board and management team.”

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.